EXHIBIT 23.1


                     [LETTER HEAD OF BDO SHANGHAI ZHONGHUA]




China Digital Wireless, Inc.
3/F 429 Guangdong Road
Shanghai China



We hereby consent to the use in the Prospectus consisting a part of this Registration Statement of our report dated June 1, 2004 relating to the consolidated financial statements of Sifang Holdings Co., Ltd., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Shanghai Zhonghua

BDO Shanghai Zhonghua
Certified Public Accountants

February 4, 2005